UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2022

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-40432	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TUEM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 9, 2022, Tuesday Morning Corporation (the “Company”), Tuesday Morning, Inc. (the “Borrower”), certain other subsidiaries of the Company, certain members of management of the Company (the “Management Purchasers”), and TASCR Ventures CA, LLC (the “SPV” and, together with the Management Purchasers, the “Purchasers”), a special purpose entity formed by Retail Ecommerce Ventures LLC (“REV”) and Ayon Capital, L.L.C. entered into a Note Purchase Agreement, dated as of September 9, 2022 (the “Note Purchase Agreement”). Pursuant to the Note Purchase Agreement, the SPV will purchase: (i) $7.5 million in aggregate principal amount of junior secured exchangeable notes to be issued by the Borrower (the “FILO C Convertible Notes”); and (ii) $24.5 million in aggregate principal amount of junior secured exchangeable notes to be issued by the Borrower (the “SPV Junior Convertible Notes”). In addition, the Management Purchasers will purchase $3.0 million of junior secured exchangeable notes to be issued by the Borrower (together with the SPV Junior Convertible Notes, the “Junior Convertible Notes”). The FILO C Convertible Notes and the Junior Convertible Notes are referred to herein as the “Convertible Debt” and the issuance of the Convertible Debt is referred to herein as the “Private Placement.” The Convertible Debt will be guaranteed by the Company and certain of its subsidiaries.

The Convertible Debt will be exchangeable for shares of the Company’s common stock at a conversion price of $0.077 per share. Accordingly, 415,584,415 shares of the Company’s common stock would be issuable upon exchange in full of the Convertible Debt to be purchased by the SPV. In addition, 38,961,039 shares of the Company’s common stock issuable upon exchange in full of the Convertible Debt to be purchased by the Management Purchasers. Because the Company does not currently have a sufficient number of authorized and unreserved shares of common stock to issue upon exchange of all of the Convertible Debt, as described below only a portion of the Convertible Debt can be immediately exchanged into common stock. The remaining portion of the Convertible Debt cannot be exchanged into common stock unless and until the Company’s certificate of incorporation is amended to increase the number of authorized shares of common stock to permit such conversion or provide for a reverse stock split of the common stock.

The Convertible Debt will be subject to customary anti-dilution adjustments for structural events, such as splits, distributions, dividends or combinations, and customary anti-dilution protections with respect to issuances of equity securities at a price below the applicable conversion price of the Convertible Debt. A portion of the Convertible Debt to be issued to the SPV will be immediately exchangeable for up to 90 million shares of the Company’s common stock. Based upon the number of shares of the Company’s common stock currently outstanding, upon exchange in full of the immediately exchangeable portion of the Convertible Debt, the SPV would own a majority of the Company’s outstanding common stock and would accordingly have the ability to approve the increase in authorized shares under the Company’s certificate of incorporation or provide for a reverse stock split of the common stock, in each case to permit an exchange in full of the remaining Convertible Debt. Upon exchange in full of the Convertible Debt, the SPV would hold approximately 75%, and the Purchasers collectively would hold approximately 81%, the total diluted voting power of the Company’s common stock (not including any additional Convertible Debt that may be issued as a result of the Borrower being required or electing to make in-kind payments of interest as described further below).

In connection with the Private Placement, the Company will enter into a registration rights agreement with the Purchasers, pursuant to which the Purchasers will receive customary shelf registration, piggyback and demand registration rights with respect to the resale of shares of the Company’s common stock acquired upon exchange of the Convertible Debt.

At the closing of the Private Placement, the Company’s board of directors will be reconstituted as a nine-member board. The Company’s board of directors will include five directors to be designated by the SPV (subject to satisfaction of applicable Nasdaq listing requirements), three additional independent directors and Fred Hand, the Company’s chief executive officer. The five directors designated by the SPV must be reasonably acceptable to the Company, and the three additional independent directors must be reasonably acceptable to the Company and the SPV. In addition, at the closing of the Private Placement, the agreement between the Company, Osmium Partners, LLC and Osmium Partners (Larkspur SPV) LP, pursuant to which Osmium (Larkspur SPV) LP is entitled to designate members of the Company’s board of directors (the “Director Agreement”), will be terminated.

The Nasdaq Stock Market rules would normally require stockholder approval prior to closing the Private Placement; however, the Company requested and has received a financial viability exception to the stockholder approval requirement pursuant to Nasdaq Stock Market Rule 5635(f). The financial viability exception allows an issuer to issue securities upon prior written application to The Nasdaq Stock Market LLC (“Nasdaq”) when the delay in securing stockholder approval of such issuance would seriously jeopardize the financial viability of the company.

As required by Nasdaq rules, the Company’s Audit Committee, which is comprised solely of independent and disinterested directors, expressly approved reliance on the Nasdaq financial viability exception in connection with the Private Placement and related transactions. The Company is mailing a letter to stockholders (the “Stockholder Letter”) not later than ten days prior to the anticipated closing of the Private Placement to alert stockholders that the Company will not seek, and will not be required to seek, the stockholder approval that would otherwise be required under applicable Nasdaq rules.

The closing of the Private Placement is subject to a number of conditions set forth in the Note Purchase Agreement, including, without limitation, (1) negotiation, execution and delivery of additional definitive agreements, including, without limitation, a Guaranty and Collateral Agreement securing payment of the Convertible Debt, amendments to the ABL Credit Agreement (as defined below) and Term Loan Credit Agreement (as defined below), the agreement to terminate the Director Agreement, a license agreement with Pier 1 Imports, a registration rights agreement and certain other transaction related agreements, (2) delivery of certificates and legal opinions, (3) delivery of resignation letters for directors resigning at the closing of the Private Placement, (4) the absence of orders or certain legal proceedings seeking to prohibit the Private Placement, (5) the expiration of the 10-day period following mailing to stockholders as required by Nasdaq rules, (6) the filing of listing notices with Nasdaq for the additional shares of common stock to be issued upon exchange of the Convertible Debt, (7) the absence of any notice of delisting from Nasdaq or suspension of the Company’s common stock, (8) the accuracy of representations and warranties and performance by each party of its obligations to be performed at or prior to closing, and (9) certain other customary closing conditions. There can be no assurance the Private Placement will be completed.

The proceeds of the Private Placement are to be used (i) to repay the outstanding principal amount of $5.0 million of the FILO A term loans under the Credit Agreement, dated as of May 9, 2022, as amended (the “ABL Credit Agreement”), among the Company, the Borrower, certain other subsidiaries of the Borrower, the lenders named therein, Wells Fargo Bank, N.A., as ABL administrative agent, and 1903P Loan Agent, LLC, as FILO B administrative agent, in full; (ii) to repay $2.5 million of the FILO B term loans under the ABL Credit Agreement; (iii) to repay a portion of the Borrower’s revolving loans under the ABL Credit Agreement (the “Revolving Loans”); (iv) to pay transaction costs; and (v) for working capital and other general corporate purposes of the Company and its subsidiaries.

In connection with its approval of the Private Placement, the board of directors approved a waiver of the ownership restrictions in Article 11 of the Company’s certificate of incorporation with respect to the securities issuable in the Private Placement. Article 11 generally prohibits any person or group from acquiring more than 4.5% of the Company’s outstanding common stock and restricts transfers in securities owned by holders of 4.5% or more of the Company’s outstanding common stock.

FILO C Convertible Notes. In connection with the Private Placement, pursuant to the Note Purchase Agreement, the SPV will purchase the FILO C Convertible Notes. The FILO C Convertible Notes will mature upon the earlier of (i) December 31, 2027 or (ii) the maturity of the FILO B term loan under the ABL Credit Agreement. Interest will accrue on the FILO C Convertible Notes at a rate equal to the secured overnight financing rate (“SOFR”) plus 6.50%, and will be payable semiannually. Under the terms of the FILO C Convertible Notes, during the two year period following the closing of the Private Placement, the Borrower may elect to pay interest on the FILO C Convertible Notes “in kind” by increasing the principal of the FILO C Convertible Notes by the amount of any such interest payable. The provisions of the intercreditor agreements relating to the FILO C Convertible Notes and other outstanding indebtedness of the Company will require such payments to be made “in-kind.”

The FILO C Convertible Notes will be secured by the same collateral that secures (i) the revolving loans and FILO A and FILO B term loans under the ABL Credit Agreement, (ii) the term loan issued under the Term Loan Credit Agreement, dated as of December 31, 2020 and as amended (the “Term Loan Credit Agreement”), among the Company, the Borrower, certain subsidiaries of the Company, the lenders named therein, and Alter Domus (US), LLC., as administrative agent, pursuant to which the lenders thereunder made a term loan to the Borrower in an initial aggregate principal amount of $25 million (the “Term Loan”), and (iii) the Junior Convertible Notes. With respect to the collateral as to which borrowings under the ABL Credit Agreement have first priority, the FILO C Convertible Notes will rank junior in lien priority to the borrowings under the ABL Credit Agreement and senior to the Term Loan and the Junior Convertible Notes. With respect to the collateral as to which the Term Loan has first priority, the FILO C Convertible Notes will rank junior in lien priority to the borrowings under the ABL Credit Agreement and the Term Loan and senior to the Junior Convertible Notes. With respect to payment priority, the FILO C Convertible Notes will rank junior to the borrowings under the ABL Credit Agreement, pari passu with the Term Loan, and senior to the Junior Convertible Notes.

The FILO C Convertible Notes will contain covenants and events of default that are customary for this type of financing.

Junior Convertible Notes. The Junior Convertible Notes will mature on December 31, 2027. Interest will accrue on the Junior Convertible Notes at a rate equal to SOFR plus 6.50%, and will be payable semiannually. Under the terms of the Junior Convertible Notes, during the two year period following the closing of the Private Placement, the Borrower may elect to pay interest on the Junior Convertible Notes “in kind.” The provisions of the intercreditor agreements relating to the Junior Convertible Notes and other outstanding indebtedness of the Company will require such payments to be made “in-kind.”

The Junior Convertible Notes will be secured by the same collateral that secures the revolving loans and FILO B term loans under the ABL Credit Agreement, the Term Loan and the FILO C Convertible Notes (the “Other Secured Debt”). The liens securing the Junior Convertible Notes will rank junior to the liens securing the Other Secured Debt. With respect to payment priority, the Junior Convertible Notes will be subordinated to all of the Other Secured Debt.

The Junior Convertible Notes will contain covenants and events of default that are customary for this type of financing.

Amendments to Existing ABL Credit Agreement. In connection with the Private Placement, the parties to the ABL Credit Agreement will enter into an amendment to the ABL Credit Agreement (the “ABL Amendment”) to permit the Private Placement to be completed and to make certain other amendments.

The ABL Amendment will restrict certain actions by the Company for the next two years, including making certain acquisitions and debt prepayments. With respect to pricing on the Revolving Loans, the applicable margin will be increased by 50 bps depending upon Availability as reflected below.

Average Quarterly Availability	Applicable Margin for SOFR Loans	Applicable Margin for Base Rate Loans
≥ $50,000,000	1.75%	0.75%
< $50,000,000 but ≥ $30,000,000	2.00%	1.00%
< $30,000,000	2.25%	1.25%

For the FILO B Loans, pricing remains at SOFR + 9% and Base Rate + 8%, but there is no longer a 50 bps reduction in FILO B Loan pricing during the January through September period.

The ABL Amendment requires that the Company engage and retain (at the Company’s expense) Gordon Brothers Retail Partners for a certain period of time for the purpose of performing appraisal validations, monitoring and evaluating the Company’s inventory mix and other services. The ABL Amendment also permits the change in control caused by the issuance in shares to the SPV upon exchange of the Convertible Debt for shares.

Amendments to Existing Term Loan Credit Agreement. In connection with the Private Placement, the parties to the Term Loan Credit Agreement will enter into an amendment to the Term Loan Credit Agreement to permit the Private Placement to be completed and to make certain other amendments, including removal of the total secured net leverage ratio covenant from the Term Loan Credit Agreement and permitting the change in control caused by the issuance in shares to the SPV upon exchange of the Convertible Debt for shares.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The issuance of the Convertible Debt pursuant to the Note Purchase Agreement, together with the issuance of shares of the Company’s common stock upon exchange of the Convertible Debt, is a private placement to “accredited investors” (as that term is defined in Rule 501 of Regulation D), and is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(a)(2) thereunder. No underwriting discounts or commissions are or will be payable as a result of the offer, sale and issuance by the Company of the Convertible Debt. Piper Sandler, the Company’s placement agent for the transaction, will receive a placement fee of $2.5 million in connection with the Private Placement.

Item 5.01	Change in Control of Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 5.01. Upon the closing of the Private Placement, the SPV will be entitled to designate five of the nine members of the Company’s board of directors. In addition, upon exchange of the immediately exchangeable portion of the Convertible Debt, for 90 million shares, the SPV will acquire ownership of a majority of the Company’s outstanding shares of common stock (based on the Company’s current capitalization). Upon exchange in full of the Convertible Debt, the SPV would own approximately 75% of the fully diluted voting power of the Company’s common stock (not including any additional Convertible Debt that may be issued as a result of the Borrower being required or electing to make in-kind payments of interest as described further above).

The source of funds for the SPV’s purchase of the Convertible Debt is cash to be contributed to the SPV by REV and Ayon Capital. The SPV is not assuming control from any one individual stockholder or control group, and thus no disclosure is required under Item 5.01(0)(6) of Form 8-K. Additionally, there is no arrangement or understanding among the SPV and a former control group with respect to the election of directors or other matters.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described above in Item 1.01, at the closing of the Private Placement, the Company’s board of directors will be reconstituted as a nine-member board, with the board to consist of five members designated by the SPV, three additional independent directors reasonably acceptable to the SPV and the Company, and Fred Hand, currently a director and chief executive officer of the Company.

Item 7.01	Regulation FD Disclosure.

In accordance with Nasdaq requirements, the Company is mailing to its stockholders the Stockholder Letter described in Item 1.01 above. A copy of the Stockholder Letter is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.”

(d)	Exhibits.

99.1	Letter to Stockholders dated September 9, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Notice Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements, which are based on management’s current expectations, estimates and projections. Forward-looking statements include statements regarding the closing and projected benefits of the financing and related transactions described in this Form 8-K and the Company’s liquidity and capital resources. The forward-looking statements in this Form 8-K are subject to risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

These risks and uncertainties include, but are not limited to, the following: any inability to satisfy the conditions to closing of the financing transactions described in this Form 8-K or failure of the purchasers to purchase the securities to be issued thereunder; any inability to effectively launch our proposed e-commerce platform or to realize anticipated benefits from the proposed Pier 1 licensing arrangement; the effects and length of the COVID-19 pandemic; changes in economic and political conditions which may adversely affect consumer spending, including current inflationary pressures; our ability to identify and respond to changes in consumer trends and preferences; our ability to mitigate reductions of customer traffic in shopping centers where our stores are located; increases in the cost or a disruption in the flow of our products, including the extent and duration of the ongoing impacts to domestic and international supply chains from the COVID-19 pandemic; impacts to general economic conditions and supply chains from the disruption in Europe; impacts of inflation and increasing interest rates; our ability to continuously attract buying opportunities for off-price merchandise and anticipate consumer demand; our ability to obtain merchandise on varying payment terms; our ability to successfully manage our inventory balances profitably; our ability to effectively manage our supply chain operations; loss of, disruption in operations of, or increased costs in the operation of our distribution center facility; our ability to generate sufficient cash flows, maintain compliance with our debt agreements and continue to access the capital markets; unplanned loss or departure of one or more members of our senior management or other key management; increased or new competition; our ability to maintain and protect our information technology systems and technologies and related improvements to support our growth; increases in fuel prices and changes in transportation industry regulations or conditions; changes in federal tax policy including tariffs; the success of our marketing, advertising and promotional efforts; our ability to attract, train and retain quality employees in appropriate numbers, including key employees and management; increased variability due to seasonal and quarterly fluctuations; our ability to protect the security of information about our business and our customers, suppliers, business partners and employees; our ability to comply with existing, changing and new government regulations; our ability to manage risk to our corporate reputation from our customers, employees and other third parties; our ability to manage litigation risks from our customers, employees and other third parties; our ability to manage risks associated with product liability claims and product recalls; the impact of adverse local conditions, natural disasters and other events; our ability to manage the negative effects of inventory shrinkage; our ability to manage exposure to unexpected costs related to our insurance programs; increased costs or exposure to fraud or theft resulting from payment card industry related risk and regulations; our ability to meet all applicable requirements for continued listing of our common stock on The Nasdaq Stock Market, including the minimum bid requirement of $1.00 per share; our ability to maintain an effective system of internal controls over financial reporting; and other risks and uncertainties more fully described in Item 1A Risk Factors in our Annual Report on Form 10-K for the year ended June 30, 2021 and our Quarterly Report on Form 10-Q for the quarter ended April 2, 2022. Except as may be required by law, the Company disclaims obligations to update any forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date September 9, 2022	By:	/s/ Jennyfer R. Gray
Jennyfer R. Gray
Vice President, Interim General Counsel and Corporate Secretary

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